EXHIBIT 99.1

The Chemours Company Agrees to Sell Glycolic Acid Business to Iron Path Capital-backed PureTech Scientific Inc. for $137 Million

WILMINGTON, Del., NASHVILLE, Tn, June 1, 2023 -- The Chemours Company (Chemours) (NYSE: CC), a global chemistry company with leading market positions in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials has entered into a definitive agreement to sell its Glycolic Acid business (“Glycolic Acid”) for $137 million in cash to PureTech Scientific Inc., a company founded and backed by Iron Path Capital, a private equity firm focused on lower-middle market investments across the specialty industrial and healthcare sectors. With this acquisition, PureTech Scientific is positioning itself to become the global leader in organic synthesis of ultra-high purity alpha hydroxy acids for the Life Sciences and Specialty Chemical industries. The transaction is expected to close by the third quarter of 2023 subject to regulatory approvals and other customary closing conditions.

“Creating a better world through the power of our chemistry requires a clear focus on where to play and how to win,” said Mark Newman, President and CEO at Chemours. “While our goal is to position every one of our businesses for growth, over the past several months it became clear that PureTech Scientific and Iron Path Capital may be best positioned to take Glycolic Acid to the next level. We’re incredibly proud and appreciative of our Glycolic Acid team and wish them all the best in this exciting next chapter.”

Denise Dignam, President of Chemours Chemical Solutions, said: “Our Glycolic Acid portfolio includes a range of technical and cosmetic grades suitable for use in diverse applications. As passionate stewards of these brands, our team believes the portfolio is a fitting part of PureTech Scientific’s growth plan and is well reflected in the terms of this agreement.”

Iron Path Capital is building a portfolio of international businesses in the specialty industrials and life sciences sectors within its first fund. Its Co-founder and Managing Partner, Scott Mraz commented: "The forming of PureTech Scientific and acquisition of Chemours’ Glycolic Acid Business marks Iron Path’s first major investment in the specialty chemicals sector focused on the life science end markets. Our goal is to leverage Iron Path’s extensive operational expertise and technological capabilities to support PureTech Scientific’s growth plans through continued innovation with our customers."

Iron Path’s fellow Co-founder and Managing Partner Rob Reistetter added: "The entire Glycolic Acid team has worked hard to create a leading business with an unmatched record of product quality, integrity and stewardship. Iron Path’s long-standing expertise in specialty chemicals, coupled with a strategy devoted to growing this business, makes us the ideal partner invested in the success of Glycolic Acid’s employees and customers."

Grace Matthews, Inc. is acting as Chemours’ financial advisor and Spilman Thomas & Battle, PLLC is acting as its legal advisor. McDermott Will & Emery is acting as Iron Path Capital’s legal advisor.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and consumer electronics, general industrial, and oil and gas. Our flagship products are sold under prominent brands such as Ti-Pure™, Opteon™, Freon™, Teflon™, Viton™, Nafion™, and Krytox™. The company has approximately 6,600 employees and 29 manufacturing sites serving approximately 2,900 customers in approximately 120 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit chemours.com or follow us on Twitter @Chemours or LinkedIn.

EXHIBIT 99.1

Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words "believe," "expect," "will," "anticipate," "plan," "estimate," "target," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the outcome or resolution of any pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance for our segments individually and our company as a whole, business plans, prospects, targets, goals and commitments, capital investments and projects and target capital expenditures, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost reductions or savings targets, plans to increase profitability and growth, our ability to make acquisitions, integrate acquired businesses or assets into our operations, and achieve anticipated synergies or cost savings, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized, such as full year guidance relying on models based upon management assumptions regarding future events that are inherently uncertain. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours' control. Matters outside our control, including general economic conditions and the COVID-19 pandemic, have affected or may affect our business and operations and may or may continue to hinder our ability to provide goods and services to customers, cause disruptions in our supply chains such as through strikes, labor disruptions or other events, adversely affect our business partners, significantly reduce the demand for our products, adversely affect the health and welfare of our personnel or cause other unpredictable events. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and in our Annual Report on Form 10-K for the year ended December 31, 2022.Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

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INVESTORS
Jonathan Lock
SVP, Chief Development Officer
+1.302.773.2263
investor@chemours.com

Kurt Bonner
Manager, Investor Relations
+1.302.773.0026
investor@chemours.com

NEWS MEDIA
Thom Sueta
Corporate Communications Director
+1 (302) 773-3903
media@chemours.com

Source: The Chemours Company

Rob Reistetter

Co-founder and Managing Partner

robr@ironpathcapital.com

Source: Iron Path Capital